Exhibit 99.1

PRELIMINARY COPY—SUBJECT TO COMPLETION, DATED JANUARY 24, 2024

PROXY CARD

VISIONWAVE HOLDINGS, INC.

1300 Delaware Ave., Suite 210 # 301

Wilmington, DE 19801

SPECIAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

VISIONWAVE HOLDINGS, INC.

The undersigned appoints Douglas Davis and Erik Klinger as proxies, and each of them with full power to act without the other, each with the power to appoint a substitute, and hereby authorizes either of them to represent and to vote, as designated on the reverse side, all common stock of VisionWave Holdings, Inc. (“VisionWave”) held of record by the undersigned on [*], 2025 at the Special Meeting of Stockholders to be held on [*], 2025, or any postponement or adjournment thereof. Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the Proxies’ discretion on such other matters as may properly come before the meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the accompanying proxy statement and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4, AND 5. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED.

(Continued and to be marked, dated and signed on reverse side)

PROXY

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED ‘‘FOR’’ PROPOSALS 1 THROUGH 5 BELOW.

(1)	The Business Combination Proposal—to approve and adopt the Merger Agreement and Plan of Reorganization, dated September 6, 2024, by and among Bannix Acquisition Corp., VisionWave Holdings, Inc., a wholly owned subsidiary of Bannix (“VisionWave”), BNIX Merger Sub, Inc., a direct, wholly owned subsidiary of VisionWave (“Parent Merger Sub”), BNIX VW Merger Sub, Inc., a Nevada corporation and direct, wholly owned subsidiary of VisionWave (the “Company Merger Sub”), and VisionWave Technologies, Inc., a Nevada corporation (“Target”) and the shareholders of Target (the “Merger Agreement”) pursuant to which (a) Parent Merger Sub will merge with and into Bannix, with Bannix continuing as the surviving entity (the “Parent Merger”), as a result of which, (i) Bannix will become a wholly owned subsidiary of VisionWave, and (ii) each issued and outstanding security of Bannix immediately prior to the effective time of the Parent Merger (the “Parent Merger Effective Time”) (other than shares of Bannix Common Stock that have been redeemed or are owned by Bannix or any of its direct or indirect subsidiaries as treasury shares and any Dissenting Parent Shares) shall no longer be outstanding and shall automatically be cancelled in exchange for the issuance to the holder thereof of a substantially equivalent security of VisionWave (other than the Parent Rights, which shall be automatically converted into shares of VisionWave), and, (b) immediately following the consummation of the Parent Merger but on the same day, Company Merger Sub will merge with and into Target, with Target continuing as the surviving entity (the “Company Merger” and, together with the Parent Merger, the “Mergers”), as a result of which, (i) Target will become a wholly owned subsidiary of VisionWave, and (ii) each issued and outstanding security of Target immediately prior to the effective time of the Company Merger (the “Company Merger Effective Time”) (other than any Cancelled Shares or Dissenting Shares) shall no longer be outstanding and shall automatically be cancelled in exchange for the issuance to the holder thereof of a substantially equivalent security of VisionWave.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(2)	The Stock Issuance Proposal—to adopt and approve, assuming the other condition precedent proposals are approved and adopted, for the purposes of complying with the applicable Nasdaq Listing Rules, the issuance of (x) up to 11,000,000 shares of VisionWave Common Stock pursuant to the terms of the Merger Agreement, and (y) additional shares of VisionWave Common Stock pursuant to subscription agreements we may enter into prior to the Closing.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(3)	The Incentive Plan Proposal—to approve the 2024 Incentive Equity Plan (the “Incentive Plan”), assuming the other condition precedent proposals are approved and adopted, including the authorization of the initial share reserve under the Incentive Plan;

☐ FOR	☐ AGAINST	☐ ABSTAIN

(4)

Director Election Proposal—to elect, assuming the Business Combination Proposal, the Stock Issuance Proposal, and the Incentive Plan Proposal. (the “condition precedent proposals”) are approved and adopted, seven directors to the VisionWave Board, effective immediately after the closing of the Business Combination to serve until the next annual meeting each until his or her respective successor is duly elected and qualified subject to such director’s earlier death, resignation, retirement, disqualification or removal.

1)       Eric T. Shuss

2)       Douglas Davis

3)       Noam Kenig

4)       Danny Rittman

5)       Erik Klinger

6)       Yossi Attia

7)       Chuck Hansen

☐ FOR ALL	☐ WITHHOLD ALL	☐ FOR ALL EXCEPT

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the name(s) of the nominee(s) on the line below_________________________

(5)	The Adjournment Proposal— to consider and vote upon a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of any of the proposals by the stockholders of the Company or if the Company determines that additional time is necessary to consummate the Business Combination.

☐ FOR	☐ AGAINST	☐ ABSTAIN

MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT.	☐

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY. ANY VOTES RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED.

Signature	Signature	Date

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If stockholder is a corporation, sign in corporate name by an authorized officer, giving full title as such. If stockholder is a partnership, sign in partnership name by an authorized person, giving full title as such.